Exhibit 10.4

[Note: If required pursuant to definition of “Exchange Hold Period” in TSXV Policy 1.1, include the following legend:] WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS AGREEMENT AND ANY SECURITIES ISSUED UPON EXERCISE THEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL ●, 20● [FOUR MONTHS AND ONE DAY AFTER THE DATE OF GRANT].

premium resources ltd.

STOCK OPTION AGREEMENT

Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the long-term incentive plan dated April 24, 2025 (the “Plan”) of Premium Resources Ltd. (the “Company”).

This Option Agreement is entered into between the Company and the Optionee named below pursuant to the Plan, and confirms that:

1.	On ●, 20● (the “Grant Date”);

2.	● (the “Optionee”), having an address at ●;

3.	was granted the option (the “Option”) to purchase ● common shares (the “Option Shares”) of the Company;

4.	for the price (the “Option Price”) of $● per share;

5.	which shall be exercisable [as fully vested from the Grant Date], unless the granting of this Option is to an Investor Relations Service Provider, in which case the Option will be vested over a period of twelve (12) months, with one-quarter (1/4) of such Option vesting every three (3) months following the Grant Date;

6.	terminating on ●, 20● (the “Expiry Date”);

7.	[Note: Include for US employees only] the Option [is / is not] designated as an Incentive Stock Option intended to qualify as an Incentive Stock Option as defined in Section 422 of the US Internal Revenue Code. If so designated, the Option shall be subject to all applicable provisions in the Plan governing Incentive Stock Options;

8.	in order to exercise the Option, the Optionee shall notify the Company by delivery of the form of Exercise Notice attached hereto as Schedule “A”; and

9.	by signing this Option Agreement, the Optionee:

(a)	acknowledges that it has read and understands the Plan and agrees with the terms and conditions thereof, which shall be deemed to be incorporated into and form part of this agreement (subject to any specific variations contained in this agreement);

(b)	acknowledges and consents to the disclosure of Personal Information by the Company to the TSX Venture Exchange (the “Exchange”) (as defined in Exchange Appendix 6A, the text of which is attached as Schedule “B” hereto) pursuant to the Exchange Form 4G which the Company is required to file in connection with this Option grant; and the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6A or as otherwise identified by the Exchange, from time to time;

(where “Personal Information” means any information about the Optionee, and includes the information contained in the tables, as applicable, found in Exchange Form 4G), all on the terms and subject to the conditions set out in the Plan; and

(c)	acknowledges that this agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Company and the Optionee with respect to the Option and supersedes in its entirety all prior undertakings and agreements of the parties with respect to the subject matter hereof.

This Grant Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Should any provision of this Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

[signature page follows]

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the ● day of ●, 20●.

PREMIUM RESOURCES LTD.

by:
OPTIONEE		Authorized Signatory

SCHEDULE “A”

EXERCISE NOTICE

TO:	PREMIUM RESOURCES LTD. (the “Company”)

The undersigned Optionee hereby elects to exercise the Option granted by the Company to the undersigned pursuant to a stock option agreement dated _______________, 20____ under the long-term incentive plan dated April 24, 2025 of the Company (the “Plan”), for the number of Shares set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

Number of Shares to be Acquired:

Exercise Price (per Share):	C$

Aggregate Purchase Price:	C$

and hereby tenders a certified cheque, bank draft or other form of payment confirmed as acceptable by the Company for such aggregate purchase price, and, if applicable, all source deductions, and directs such Shares to be registered in the name and address of:

Please indicate your status by checking one of the following:

● Check here if you are in the United States or a U.S. Person as defined in Rule 902(k) of Regulation S.

● Check here if you are outside the United States and not a resident of the United States.

I hereby agree to file or cause the Company to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Option is irrevocable.

DATED this _____ day of _____________, _______.

Signature of Optionee

Name of Optionee

SCHEDULE “B”

TSX VENTURE EXCHANGE – APPENDIX 6A

ACKNOWLEDGEMENT – PERSONAL INFORMATION

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as “the Exchange”) collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

●	to conduct background checks,
●	to verify the Personal Information that has been provided about each individual,
●	to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant,
●	to consider the eligibility of the Issuer or Applicant to list on the Exchange,
●	to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates,
●	to conduct enforcement proceedings, and
●	to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)	to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and

(b)	on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and / or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.